EXHIBIT 10.1

*PORTIONS OF THIS OPERATING AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION.

                            PLANT OPERATING AGREEMENT

This PLANT OPERATING AGREEMENT ("Agreement") is entered into as of the 11th day of July, 2007, between HWS Energy Partners L.L.C. an Illinois limited liability company, whose address is 2805 Research Road, Champaign, IL 61822 ("Operator"),
and NEDAK Ethanol, LLC, a Nebraska limited liability company, whose address is
87590 Hillcrest Road, Atkinson, NE 68713 ("Owner").

WHEREAS, Owner is constructing an ethanol facility in Atkinson, Nebraska and a transload facility in O'Neill, Nebraska (collectively the "Plant");and

WHEREAS, Operator provides services that Owner wishes to utilize for the efficient and effective operation of such Plant.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Services of Operator

1.1 Description of Services. Operator and Owner shall perform the services described herein and in Exhibit I attached and are incorporated hereby.

1.2 Term. The term of this Agreement shall begin on the date set forth above and, unless terminated earlier as provided in Exhibit V, shall end sixty (60)
months after Owner Acceptance of the Plant as defined in Exhibit III attached and incorporated herein. If a party wishes to terminate prior to the end of the
Agreement, the party wishing to terminate shall provide one hundred eighty (180)
days prior written notice of its intent to terminate. If notice is not provided, this Agreement may be extended or renewed by written agreement of the parties on the terms and conditions set forth herein, unless otherwise negotiated by the parties.

1.3 Compensation. For services performed by Operator, Owner shall pay to
Operator the amounts set forth on Exhibit III attached and incorporated herein.

1.4 Expenses. Subject to Exhibit III paragraph III.1, Owner shall reimburse
Operator for reasonable and documented expenses incurred by Operator. The Owner will reimburse Operator within ten (10) business days via ACH transfer or check in favor of the Operator after submission of a complete expense reporting.
Expense reports are to be submitted no less than monthly, within five (5)
business days following the end of the month.

1.5 Payments. Owner shall accrue and pay Operator's compensation payments as set forth in Exhibits III paragraph III.2. Payment shall be made within ten (10)
business days of the invoice via either ACH transfer or check in favor of the
Operator.

1.6 Incentives. Subject to Exhibit IV, Owner shall pay Operator incentive payments for operations and enhanced value for efficient and profitable operations not part of the services contemplated in the basic operations.
Payment shall be made within ten (10) business days of the invoice via either
ACH transfer or check in favor of the Operator.

1.7 Non Renewal. In the event the Owner provides the one hundred eighty (180)
days notification, per paragraph 1.2, to not renew or cancel the Plant Operating
Agreement, all of the employees shall be the responsibility and the employees of
Owner except for the Operator's Key Employees. Operator's Key Employees are the
Plant Manager, Operations Manager, Maintenance Manager, and Head Lab Technician
and they shall remain as Operator employees unless Owner provides compensation to Operator for these employees. Compensation shall be a lump sum payment due within thirty (30) days of the last day of the term in the amount equal to eighty percent (80%) of such person's base salary for the preceding twelve months. Owner shall provide one hundred fifty (150) days written notification of their intent for which, if any, of the Key Employees the Owner would like to retain. In the event Owner has determined not to retain some or all of the Key
Employees at the end of such term, Operator shall cooperate with Owner and instruct such Key Employees to assist Owner in training any subsequent replacements during the remaining term of this Agreement. In the event Owner chooses to hire any Key Employee, Operator agrees to not solicit, directly or indirectly, those Key Employees for employment for a two year period.

1.8 Work Product. Operator shall provide Owner with appropriate reports and analysis as requested by Owner, and Owner's lender, as may be customary for the industry.

1.9 No exclusivity. Operator may perform like or similar services for other persons or companies in the energy industry.

1.10 Office, Equipment and Supplies. Owner shall provide adequate office and maintenance space at the Plant premises for Operator to perform all duties and services under this Agreement. In any Operator office space provided by Owner,
Owner shall provide Operator with reasonable office furniture, telephones, internet access, communications lines, fax, and copier.

1.11 Permits and Licenses. Owner shall, at Owner's expense, obtain and maintain all permits, licenses and government approvals needed for Operator to perform its obligations under this Agreement.

1.12 Business Name. Operator shall conduct business under the name of Owner in providing services to the Owner. Notwithstanding the foregoing, Operator's authority is limited as is set forth herein and Operator shall not represent to any person that Operator is part of or an agent of Owner. Operator shall have the ability to communicate that the Operator is providing operations and maintenance services for the Owner.

1.13 Operator's Judgment/Plant Manager duties. Operator may determine the specific time and manner in which it performs services as set forth in Exhibit I and pursuant to this Agreement, and the resources that it uses to perform such services. Operator has the authority to direct the day-to-day activities of the
Operators Key Employees, though it shall consult with Owner and take into consideration the input from Owner when selecting, directing or retaining such
Key Employees.

Operator, through its Plant Manager and other Key Employees, shall pursuant to this Agreement have contractual oversight for the Plant employees of Owner necessary to operate the Plant. Operator shall be responsible for maintaining the Plant in accordance with the terms and conditions herein, including but not limited to, ensuring compliance with all applicable laws, rules and regulations.
Operator further agrees to reasonably cooperate with Owner and its authorized parties in making any disclosures and complying with all applicable securities laws to which Owner is subject, including but not limited to, the Securities Act of 1933 and the Securities Exchange Act of 1934.

1.14. Employee Matters. Operator shall supervise and direct the general operations of the Plant and operate it efficiently and effectively. Operator shall provide qualified candidates to and assist Owner in hiring all employees necessary for the maintenance and operations of the Plant (other than the Key
Employees who shall be employees of Operator), all in accordance with Owner's terms and conditions of employment, and in the event of vacancy of any Plant position, shall provide and recommend to Owner qualified candidates on a timely basis to fill such vacancy and shall manage the Plant for necessary coverage during such vacancy. Operator shall be responsible for providing all necessary training of such Plant employees. Operator, through its Plant Manager, shall pursuant to this Agreement have contractual oversight over the day to day activities of Plant employees as necessary to operate the Plant and shall carry out such responsibilities in compliance with all applicable laws, rules and regulations, and shall conduct activities so as to comply with all applicable policies, site rules or other rules of Owner. Owner hereby retains all decisions for hiring or terminating such Plant employees, though Operator shall be responsible for providing documentation and recommendations as may be needed by
Owner to effectively carry out its responsibilities as employer.

2. Independent Contractor
The parties intend for Owner and Operator to be independent contractors. Neither party shall be deemed an agent or partner of the other party. Operator shall be solely responsible for the compensation of its employees and all related withholding taxes, workers compensation insurance, unemployment insurance and related claims and other obligations pertaining to Operator's employees and independent contractors. Operator acknowledges and agrees that (a) Operator is not an employee of Owner, (b) Operator has no right to receive employee benefits from Owner, and (c) Operator is solely responsible for all self-employment taxes, withholding taxes, and other taxes applicable to the performance of services by Operator and the receipt of compensation by Operator from the Owner pursuant to this Agreement.

3. Confidential Information

3.1 Confidentiality. All information disclosed by Owner to Operator or otherwise learned by Operator in connection with the performance of services by Operator for Owner ("Confidential Information") during the term of this agreement shall be treated by Operator as confidential information of Owner. Operator shall keep all Confidential Information in confidence and shall not disclose any
Confidential Information to any third party. The obligation of such confidentiality shall survive for a period of three (3) years from the date of agreement termination. Operator shall not use any Confidential Information for any purpose other than to perform services for Owner pursuant to this Agreement.
Such obligations do not apply to information which is now or hereafter becomes generally known to the public (other than due to disclosure by Operator), was in the Operator's possession at the time of receipt from Owner, is hereafter furnished to Operator by a third party without restriction on disclosure, or is required to be disclosed by law (in any judicial, arbitration, or administrative proceedings).

3.2 Return. At the request of Owner within five (5) days following the termination of this Agreement, Operator shall return to Owner all Confidential
Information and all related documents and materials, including any documents and materials that incorporate any Confidential Information.

3.3 Other Nondisclosure Obligations. This Agreement does not diminish, revoke or supersede any existing Nondisclosure Agreement or similar agreement between the parties. The obligations of the parties set forth in this Section 3 of this
Agreement are in addition to the obligations of the parties set forth in any existing Nondisclosure Agreement or otherwise arising under applicable law.

4. Rights in Works and Intellectual Property

4.1 Assignment. It is the intent that Operator shall retain ownership of any intellectual property developed by the Operator during the term of this
Agreement. Operator hereby grants to Owner and is in return assigned by Owner a license to use, for the term of this Agreement, all right, title and interest in and to (i) any and all reports, summaries, software, documentation, manuals, photographs, illustrations, graphics, and other works of authorship, ideas, inventions, processes, designs, trademarks, technology, information, and materials created, written or developed by Operator in the course of performing services for Owner, (collectively referred to herein as "Works"); and (ii) all intellectual property rights associated with such Works, including, without limitation, patents, patent rights, copyrights, trademark rights, trade secret rights, trade dress rights, and all rights to use, execute, reproduce, display, distribute copies of, modify and prepare derivative works based on copyrightable
Works. The "Works" assigned to Operator include (a) all work in-progress, intermediate versions and partial versions of any of the Works described above,
(b) all notes, outlines, flow charts and other interim works, and (c) all derivative works based upon any Works.

4.2 Operator Products and Owners. During the term of this Agreement and following the termination of this Agreement, Operator shall license to Owner all
Works for the Owner's use at the subject Plant. Notwithstanding the foregoing, the parties hereto agree that it is not the intention of this clause to prevent the Operator from providing similar services to third parties for any new or future product(s), or business that were not a current product or business of the Operator during or at the time of the termination of this Agreement nor to prevent the Owner from benefiting from the Works used at the Plant for the Owner as long as the Plant is operational and has not been idle for a period longer than two years.

4.2 . Further Action. Operator shall sign and file such notices and other documents with the United States Copyright Office, U.S. Patent and Trademark
Office and other appropriate U.S. and foreign agencies, and take such other action, at Operator's expense, that is required to carry out the assignments described in this Agreement.

5. Covenants and representations of the Operator and Owner.

5.1 Operator hereby represents, warrants, and covenants that:

          (a)  Operator has full authority to enter this Agreement, and the person signing on behalf of Operator is authorized to sign on
               Operator's behalf and there are no civil, criminal or other litigation, action, suit, investigation, claim or demand, to the knowledge of Operator, threatened or pending which may adversely affect the ability of Operator to perform its duties or otherwise comply with this Agreement;

          (b)  Upon execution and delivery of this Agreement by Operator, this
               Agreement shall be the legal, valid, and binding obligation of
               Operator, enforceable against it in accordance with the terms hereof, and the execution and performance of this Agreement do not and will not conflict wit, breach or otherwise violate any of the terms or provisions of the organizational documents or other material contracts of Operator; and

          (c)  Operator has the right to use, reproduce and distribute all materials, licenses, technology and information provided by
               Operator for use in connection with the Services to be provided pursuant to this Agreement. Operator shall maintain substantial expertise in and knowledge of the management and operation of ethanol production facilities such as the Plant and production processes related thereto.

          (d)  Operator will provide such technical, material, production, logistics, sales, marketing, administrative, and other support as it determines in its discretion to be necessary and required to allow the Operator to timely perform Operator's obligations under this Agreement, including but not limited to those specifically noted in Section 1.1, 1.13 and 1.14 and corresponding Exhibit I.

5.2 Operator shall provide to Owner on an annual basis, or more frequently if reasonably requested by Owner, from the Operator's financial institution a
"Letter of Solvency" or similar document confirming the financial viability of the Operator.

5.3 Operator shall during the term of this Agreement, provide Owner access to books, records, reports and other information related to Operator's services herein. Any such records relating to the management and operation of the Plant are and shall remain the property of Owner and upon termination of this
Agreement, shall be provided to Owner.

5.4  Owner hereby represents, warrants, and covenants that:

          (a)  Owner has full authority to enter this Agreement, and the person signing on behalf of Owner is authorized to sign on Owner's behalf and there are no civil, criminal or other litigation, action, suit, investigation, claim or demand, to the knowledge of
               Owner threatened or pending which may adversely affect the ability of Owner to perform its duties or otherwise comply with this Agreement; and

          (b)  Upon execution and delivery of this Agreement by Owner, this
               Agreement shall be the legal, valid, and binding obligation of
               Owner, enforceable against it in accordance with the terms hereof, and the execution and performance of this Agreement do not and will not conflict wit, breach or

               otherwise violate any of the terms or provisions of the
               organizational documents or other material contracts of Owner;
               and

          (c)  Owner has the full authority to direct the Operator to provide operational and maintenance services per this Agreement for subject Plant.

          (d)  Owner will provide such technical, material, production, logistics, sales, marketing, administrative, and other support as it determines in its discretion to be necessary and required to allow the Operator to timely perform Operator's obligations under this Agreement

6. Default, Remedies and Indemnification.

 6.1  Each party agrees to defend and indemnify the other party, its directors, officers, members, managers, employees, and agents against any claim, demand, suit, debt, liability, or costs, including reasonable attorney's fees ("Losses"), arising out of or related to: (i) a breach of the indemnifying party's warranties, representations, and undertakings in this
      Agreement; or (ii) the gross negligence or willful misconduct of the indemnifying party.

 6.2  The party claiming indemnification pursuant to Section 6.1 shall notify the other party promptly of the claim. The indemnified party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying party controls the defense and all negotiations relative to any settlement and further provided that any settlement intended to bind the indemnified party is not final without the indemnified party's consent, which shall not be unreasonably withheld or delayed.

6.3 In addition to the indemnification provided above, in the event of the following, this Agreement shall be subject to early termination:

         (a) by Owner, upon default by Operator, of any breach of any material term, obligation, representation or warranty herein which remains uncured for more than twenty (20) days after written notice thereof, unless the same is susceptible to being cured but not within a period of twenty (20) days and due and diligent efforts to effect such cure have been commenced during such cure period, in which case, the parties shall have up to sixty days (60) to cure such default;

         (b) by either party upon not less than five (5) days notice to the other in the event a petition is filed gainst the other party to declare it bankrupt or to require an arrangement or its reorganization under the Bankruptcy
Act or any similar insolvency statute and, if involuntary, such petition is not dismissed within sixty (60) days;

         (c) immediately and without further action by either party upon the occurrence of (i) a taking by condemnation or similar proceeding of the Plant;
or (ii) the damage or destruction of all or substantially all of the Plant by fire or other casualty.

7. General Matters

7.1 Assignment. Neither party shall assign or otherwise transfer any of its rights or obligations under this Agreement without prior written consent of the other party. Notwithstanding the foregoing, if during the term of this
Agreement, Owner enters into a transaction involving a sale of substantially all of its assets, a merger, acquisition or similar transaction, Operator shall cooperate and agree to an assignment of this Agreement, provided such acquiring party provides reasonable assurances that it can fulfill the ongoing obligations of Owner hereunder. In the event of such a transaction and Owner desires to terminate this Agreement prior to the term stated herein, Owner shall pay a one time fee of $ 37,500 for each remaining month of this sixty (60) month Agreement to Operator and shall be relieved of any and all obligations under this
Agreement, except for those designated to survive as set forth in Section 7.8.
Furthermore, Operator hereby agrees to execute any collateral assignment as may be required by Owner's Lender of this Agreement.

7.2 Force Majeure. Neither party shall be liable by reason of failure or delay in the performance of its obligations under this Agreement if such failure or delay is caused by acts of God, strikes, lockouts, war or any other cause beyond its control and without its fault or negligence. In the event of any incident of such Force Majeure, the party unable to perform shall notify the other Party within twenty-four (24) hours of the existence of such Force Majeure and shall be required to resume performance of its obligations under this Agreement upon the termination of the aforementioned Force Majeure. Any such Force Majeure shall not relieve the Owner of payment of Fixed Payments identified in Section
III.2 of Exhibit III. Bonus/penalties as described in Exhibit IV Incentives shall be calculated based on replacing the days of lost production with the average performance for the days of operation during the period in question.

7.3 Entire Agreement. This Agreement embodies the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all previous and contemporaneous communications, representations, agreements and understanding, whether written or oral, in existence on the date of execution hereof.

7.4 Severability. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under United States law, such term or provision shall be deemed severed from this Agreement and a reasonable valid term or provision, as the case may be, to be mutually agreed upon in writing by the parties shall be substituted. In the event that no reasonable and valid term or provision can be so substituted, the remaining terms or provisions of this
Agreement shall remain in full force and effect and shall be construed and interpreted in a manner that corresponds, as far as possible, with the intentions of the parties as expressed in this Agreement.

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, with the parties agreeing to submit to the jurisdiction of the applicable courts in the State of Nebraska..

7.6 Incorporation of Exhibits. All exhibits referenced in and attached to this
Agreement are by this reference incorporated into and made a part of this
Agreement.

7.7 Headings. The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

7.8 Survival. The provisions of Sections 3, 4, 6, and 7 shall survive the termination of this Agreement.

7.9 Insurance. Operator and Owner shall at all times during the term of this
Agreement maintain adequate insurance coverage as provided below:

         7.9.1 Operator Insurance: During the term of the Agreement, Operator shall maintain, or cause to be maintained, in full force and effect and at its sole cost and expense, the following types and limits of insurance:

                  (i) Worker's compensation insurance meeting applicable
         statutory requirements and employer's liability insurance.

                  (ii) Comprehensive commercial general liability insurance with minimum limits of Five Million Dollars ($5,000,000) as the combined single limit for each occurrence of bodily injury, personal injury and property damage. The policy shall provide blanket contractual liability insurance for all written contracts, and shall include coverage for products and completed operations liability, and independent contractor's liability;

                  (iii) Automobile liability insurance covering all owned,
         hired, and non-owned vehicles in use by Operator, its employees and agents, with personal protection insurance and property protection insurance to comply with the provisions of state law with minimum limits of Two Million Dollars ($2,000,000) as the combined single limit for each occurrence for bodily injury and property damage.

                  (vi) Errors and omissions insurance for any engineering
         subcontract with minimum limits of $3,000,000;

                  (iv) All policies other than those for Worker's Compensation shall be written on an occurrence and not on a claims made basis.

                  (v) The coverage amounts set forth above may be met by a
         combination of underlying and umbrella policies so long as in combination the limits equal or exceed those stated.
                  (vi) All policies, except worker's compensation policies,
         shall name Owner, and their respective officers, boards, commissions, employees, agents and contractors, as their respective interests may appear as additional insureds (herein referred to as the "Additional
         Insureds"). Each policy which is to be endorsed to add Additional
         Insureds hereunder shall contain cross-liability wording, as follows:

                           "In the event of a claim being made hereunder by one
                  insured for which another insured is or may be liable, then this policy shall cover such insured against whom a claim is or may be made in the same manner as if separate policies had been issued to each insured hereunder."

                  (vii) Certificates of insurance for each insurance policy
         required to be obtained by Operator in compliance with this paragraph shall be filed and maintained with Owner .during the term of the
         Agreement. Operator shall immediately advise Owner of any claim or litigation that may result in liability to Owner.

                  (viii) All insurance policies may be written with deductibles, not to exceed $50,000 unless approved in advance by Owner. Operator agrees to indemnify and save harmless Owner from and against the payment of any deductible and from the payment of any premium on any insurance policy required to be furnished by this Agreement, unless any loss is attributable to Owners negligence or misconduct.

7.9.2. Owner Insurance. During the term of the Agreement, Owner shall maintain, or cause to be maintained, in full force and effect and at its sole cost and expense, the following types and limits of insurance:
                  (i) Worker's compensation insurance meeting applicable
         statutory requirements and employer's liability insurance.

                  (ii) Comprehensive commercial general liability insurance with minimum limits of Five Million Dollars ($5,000,000) as the combined single limit for each occurrence of bodily injury, personal injury and property damage. The policy shall provide blanket contractual liability insurance for all written contracts, and shall include coverage for products and completed operations liability, and independent contractor's liability;

                  (iii) Automobile liability insurance covering all owned,
         hired, and non-owned vehicles in use by Owner, its employees and agents, with personal protection insurance and property protection insurance to comply with the provisions of state law with minimum limits of Two Million Dollars ($2,000,000) as the combined single limit for each occurrence for bodily injury and property damage.

                  (iv) Fire and Casualty insurance on the premises, including all improvements, materials and inventory thereon.

                  (v) All policies other than those for Worker's Compensation shall be written on an occurrence and not on a claims made basis.

                  (vi) The coverage amounts set forth above may be met by a
         combination of underlying and umbrella policies so long as in combination the limits equal or exceed those stated.

                  (vii) All policies, except worker's compensation policies, shall name Operator, and their respective officers, boards, commissions, employees, agents and contractors, as their respective interests may appear as additional insureds (herein referred to as the
         "Additional Insureds"). Each policy which is to be endorsed to add
         Additional Insureds hereunder shall contain cross-liability wording, as follows:

                           "In the event of a claim being made hereunder by one
                  insured for which another insured is or may be liable, then this policy shall cover such insured against whom a claim is or may be made in the same manner as if separate policies had been issued to each insured hereunder."

                  (viii) Certificates of insurance for each insurance policy required to be obtained by Owner in compliance with this paragraph shall be filed and maintained with Operator during the term of the
         Agreement. Owner shall immediately advise Operator of any claim or litigation that may result in liability to Operator.

                  (ix) All insurance policies may be written with deductibles, not to exceed $50,000 unless approved in advance by Operator. Owner agrees to indemnify and save harmless Operator from and against the payment of any deductible and from the payment of any premium on any insurance policy required to be furnished by this Agreement, unless any loss is attributable to Operator negligence or misconduct.

7.10 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed effectively served (i) if delivered personally, upon receipt by the other party; (ii) if sent by prepaid courier service, prepaid, on the date the courier represents that delivery will occur, (iii) if sent by certified or registered mail, postage paid with return receipt requested, five
(5) days of it being sent; or (iv) if sent by facsimile or other similar means of electronic communication (with confirmed receipt), upon receipt of transmission notice by the sender. Any notice required or permitted to be given hereunder shall be addressed as follows:

          If to the Operator        Attn:   Lyle Wachtel, President
                                            HWS Energy Partners LLC
                                            2805 Research Road
                                            Champaign, IL 61822

                                            FAX: 217-356-3762

          If to the Owner           Attn:   Jerome Fagerland, President
                                            NEDAK Ethanol, LLC
                                            87590 Hillcrest Road
                                            Atkinson, NE 68713

                                            FAX: 402-925-2988

Or to such person or address as each party shall furnish in writing in accordance with this section.

 7.11 Operator shall cooperate with Owner and provide any and all reports and data necessary for Owner to meet the program requirements pursuant to the
Nebraska Advantage Act in an agreement dated April 4, 2007 between Owner and
State.

7.12 Dispute Resolution. The parties shall attempt to settle amicable any dispute or difference of any kind whatsoever arising out of or in connection with the validity or invalidity, construction, or interpretation of this
Agreement. If the parties do not do so, either party may by written notice to the other party, call for private mediation of the issue before a mediator to be agreed upon by the parties. The parties agree to conclude such private mediation within thirty (30) days of the filing by a party of a request for such mediation.

7.13 Counterparts. This Agreement may be executed in multiple counterparts all of which shall constitute but one Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       HWS Energy Partners LLC ("Operator")

                                       By: /s/ Lyle Wachtel
                                       Lyle Wachtel
                                       Title:  President

                                       NEDAK ETHANOL, LLC ("Owner")

                                       By: /s/ Jerome Fagerland
                                       Jerome Fagerland

                                       Title: President and General Manager

                  AMENDMENT No. 1 TO PLANT OPERATING AGREEMENT

This AMENDMENT NO. 1 to the PLANT OPERATING AGREEMENT dated July 11, 2007
("Agreement") is entered into as of the 16th day of July, 2007, between HWS
Energy Partners L.L.C. an Illinois limited liability company, whose address is
2805 Research Road, Champaign, IL 61822 ("Operator"), and NEDAK Ethanol, LLC, a
Nebraska limited liability company, whose address is 87590 Hillcrest Road,
Atkinson, NE 68713 ("Owner").

WHEREAS, Owner and Operator wish to amend the Agreement as stated herein and all terms used herein not defined herein shall have the meaning set forth in the
Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Section 3.1 of the Agreement shall be replaced in its entirety with the following:

3.1 Confidentiality. All information disclosed by Owner to Operator or otherwise learned by Operator in connection with the performance of services by Operator for Owner, as well as this Agreement and the contents herein ("Confidential
Information") during the term of this agreement shall be treated by Operator as confidential information of Owner. Operator shall keep all Confidential
Information in confidence and shall not disclose any Confidential Information to any third party. The obligation of such confidentiality shall survive for a period of three (3) years from the date of agreement termination. Operator shall not use any Confidential Information for any purpose other than to perform services for Owner pursuant to this Agreement. Such obligations do not apply to information which is now or hereafter becomes generally known to the public
(other than due to disclosure by Operator), was in the Operator's possession at the time of receipt from Owner, is hereafter furnished to Operator by a third party without restriction on disclosure, or is required to be disclosed by law
(in any judicial, arbitration, or administrative proceedings). Owner further acknowledges and agrees that it will treat this Agreement as confidential and take all reasonable steps to preserve the confidentiality of this Agreement.

2. Effect of Amendment. Except as expressly set forth herein, the Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                           [Signature page to follow.]

                                       10

EXECUTION COPY

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the day and year first above written.

                                       Owner:
                                       NEDAK ETHANOL, LLC

                                       By:  /s/ Jerome Fagerland
                                            ------------------------------------
                                            Jerome Fagerland, President &
                                            General Manager

                                       Operator:

                                       HWS ENERGY PARTNERS L.L.C.

                                       By:  /s/ Joseph B. Summers
                                            ------------------------------------
                                            Joseph B. Summers, Vice President

Exhibit I
Scope of Services

-------------------------------------------------------------- ----------------------------
Construction Period                                                    Provided By
-------------------------------------------------------------- ----------------------------
Design and construction of the Plant                                      OWNER
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Construction Management Services                                          OWNER
-------------------------------------------------------------- ----------------------------
Recruit and hire Plant Manager                                          OPERATOR
-------------------------------------------------------------- ----------------------------
Construction review and suggestions (advisory role only)                OPERATOR
-------------------------------------------------------------- ----------------------------
Provide all necessary construction permits, licenses, and                 OWNER
certifications
-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------
Pre Start-up Period
-------------------------------------------------------------- ----------------------------
Recruit, hire, and train Plant operations & maintenance                 OPERATOR
(O&M) Key Employees
-------------------------------------------------------------- ----------------------------
Recruit, recommend to hire, and train Plant operations &                OPERATOR
maintenance (O&M) staff for Process and utilities
-------------------------------------------------------------- ----------------------------
Hire and employ Plant operations & maintenance (O&M)                      OWNER
staff for Process and utilities
-------------------------------------------------------------- ----------------------------
Recruit, recommend to hire, and train Plant O&M staff                   OPERATOR
for feedstock & product load out
-------------------------------------------------------------- ----------------------------
Hire and employ Plant O&M staff for feedstock &                           OWNER
product load out
-------------------------------------------------------------- ----------------------------
Purchase hand tools for O&M services (Exhibit VII)                        OWNER
-------------------------------------------------------------- ----------------------------
Purchase major & specialty tools for O&M services                         OWNER
(Exhibit VI)
-------------------------------------------------------------- ----------------------------
Purchase inventory of chemicals needed for start-up                     OPERATOR
-------------------------------------------------------------- ----------------------------
Provide inventory of grain, denaturant, fuel needed for                   OWNER
start-up
-------------------------------------------------------------- ----------------------------
Perform HAZOP Review of Plant and provide written                         OWNER
report
-------------------------------------------------------------- ----------------------------
Provide OSHA required safety equipment                                    OWNER
-------------------------------------------------------------- ----------------------------
Provide Key Employee personal safety equipment (i.e.                    OPERATOR
shoes, hats, glasses, etc.)
-------------------------------------------------------------- ----------------------------
Provide staff personal safety equipment (i.e. shoes, hats,                OWNER
glasses, lockout, etc.)
-------------------------------------------------------------- ----------------------------
Provide Drawings (as-built): P&ID, electrical, piping, etc.               OWNER
-------------------------------------------------------------- ----------------------------
Provide Operations Manuals for all process areas                          OWNER
-------------------------------------------------------------- ----------------------------
Provide one week of classroom training by Process                         OWNER
Supplier
-------------------------------------------------------------- ----------------------------
Cost for delays in mechanical completion &                                OWNER
commissioning
-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------
Commissioning and Performance Test Period
-------------------------------------------------------------- ----------------------------
Responsibility for checkout and testing for mechanical                    OWNER
completion, commissioning, and start-up outlined in
Exhibit E of the Delta-T contract
-------------------------------------------------------------- ----------------------------
Provide supervision & and training of personnel to                      OPERATOR
operate and maintain the Process
-------------------------------------------------------------- ----------------------------
Provide one week of operations training                                   OWNER
-------------------------------------------------------------- ----------------------------
Provide supervision & and training of personnel to                      OPERATOR

operate feedstock & product load out
-------------------------------------------------------------- ----------------------------
Provide Test Coordinator from Process Supplier during                     OWNER
Performance Test
-------------------------------------------------------------- ----------------------------
Record and provide operating data during Performance                    OPERATOR
Test
-------------------------------------------------------------- ----------------------------
Process Supplier to provide results of Performance Test                   OWNER
-------------------------------------------------------------- ----------------------------
Review of Performance Test Results                                      OPERATOR
-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------
Operations Period
-------------------------------------------------------------- ----------------------------
Provide supervision and management for operations and                   OPERATOR
maintenance of Plant
-------------------------------------------------------------- ----------------------------
Employ Key Employees to supervise and manage                            OPERATOR
operations and maintenance of Plant
-------------------------------------------------------------- ----------------------------
Employ staff to operate and maintain the Plant                            OWNER
-------------------------------------------------------------- ----------------------------
Provide equipment warranty                                                OWNER
-------------------------------------------------------------- ----------------------------
Protect equipment warranty                                              OPERATOR
-------------------------------------------------------------- ----------------------------
Provide supervision & training of personnel to operate                  OPERATOR
and maintain the Process: grinding, mashing, fermentation,
distillation, DGS drying, CO2 production, product storage, denaturing, optimization, spares management, vendor management, quality control
-------------------------------------------------------------- ----------------------------
Provide supervision & training of personnel to operate                  OPERATOR
and maintain the utilities: boilers, cooling towers, water
purification, compressed air, energy management, permit compliance, spares management, vendor management
-------------------------------------------------------------- ----------------------------
Recruiting, recommendation for hiring and training of                   OPERATOR
replacement personnel for Process & utilities
-------------------------------------------------------------- ----------------------------
Purchase of all chemicals: enzymes, yeast, nutrients, antibiotics,      OPERATOR
boiler water, cooling tower, misc. chemicals
-------------------------------------------------------------- ----------------------------
Regular scheduled safety and operations training updates                OPERATOR
-------------------------------------------------------------- ----------------------------
Provide supervision & training of personnel to operate                  OPERATOR
feedstock & product load out: order planning, logistics, receipt, unloading, storage, quality control & testing, and loading of grain, denaturant, ethanol, DGS
-------------------------------------------------------------- ----------------------------
Provide maintenance and repair of feedstock & product                   OPERATOR
load out equipment
-------------------------------------------------------------- ----------------------------
Purchase of: grain, denaturant, fuel, electricity, water, sewer disposal  OWNER
-------------------------------------------------------------- ----------------------------
Sale of: ethanol and DGS                                                  OWNER
-------------------------------------------------------------- ----------------------------
Provide Key Employee personal safety equipment (i.e.                    OPERATOR
shoes, hats, glasses, etc.)
-------------------------------------------------------------- ----------------------------
Provide staff personal safety equipment (i.e. shoes, hats,                OWNER
glasses, lockout, etc.)
-------------------------------------------------------------- ----------------------------
Cost of repair and replacement of items required annually                 OWNER
-------------------------------------------------------------- ----------------------------
Provide hydro-blast cleaning of equipment                                 OWNER
-------------------------------------------------------------- ----------------------------
Cost of repair and replacement of items required on a                     OWNER
non-annual basis
-------------------------------------------------------------- ----------------------------
Provide spares for non-annual replacement items                           OWNER
-------------------------------------------------------------- ----------------------------
Rental equipment required for maintenance, repair, or                     OWNER
replacement
-------------------------------------------------------------- ----------------------------
Grass cutting and weed control                                            OWNER
-------------------------------------------------------------- ----------------------------
Plant security supervision day shift--12 hours                          OPERATOR
-------------------------------------------------------------- ----------------------------
Plant security supervision off shift--12 hours                          OPERATOR
-------------------------------------------------------------- ----------------------------
Capital additions for equipment, structures,                              OWNER
instrumentation, etc. required to properly operate and
maintain the Process in a safe and reliable manner
-------------------------------------------------------------- ----------------------------

Rental of equipment for continued Process operation                       OWNER
during outage: boilers, cooling towers, compressors, conveyors, pumps, etc.
-------------------------------------------------------------- ----------------------------
Cost for environmental testing                                            OWNER
-------------------------------------------------------------- ----------------------------
Environmental record keeping and reporting documents                    OPERATOR
-------------------------------------------------------------- ----------------------------
Cost to test and calibrate scales and sales or purchase                   OWNER
meters
-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------

-------------------------------------------------------------- ----------------------------

EXECUTION COPY

Exhibit II
PERFORMANCE GUARANTEES

*THIS ENTIRE EXHIBIT II, CONSISTING OF 14 PAGES, HAS BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

Exhibit III
Compensation

*THE PORTIONS OF THIS EXHIBIT III MARKED WITH AN ASTERISK HAVE BEEN OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION.

III.1 Compensation Prior to Owner Acceptance
Owner Acceptance means the commencement of operation of the Plant after passing the Performance Test, as described in Exhibit C of the EPC as presented in
Exhibit II of the Agreement herein and Plant has been accepted by the Owner.
Start-up means the date grain is fed into the hammer mill to begin process production.

         III.1.1 Prior to Start-up, Owner shall pay to Operator for all costs plus a fee of [*]% as provided in the following table to recruit, hire, train, and employ all site personnel. Costs shall, in addition to wages and benefits, also include the initial supply of safety equipment and misc. supplies,. Operator shall work closely with Owner to optimize the hiring point of employees to insure adequate time for training while not causing undue burden by premature hiring. An accurate construction schedule from Delta-T will be important. The payment scheduled provided in the following table is based on Start-up occurring on Dec. 1, 2007.

                                 June          July           Aug           Sept        Oct          Nov
                    Manpower                 $     [*]     $     [*]     $     [*]    $     [*]    $     [*]
     Recruiting & Relocation   $     [*]     $     [*]     $     [*]     $     [*]
         Supplies & Training                               $     [*]     $     [*]    $     [*]    $     [*]
                     HWS Fee   $     [*]     $     [*]     $     [*]     $     [*]    $     [*]    $     [*]
                     -------  ----------    ----------    ----------    ----------   ----------   ----------
               Monthly Total   $     [*]     $     [*]     $     [*]     $     [*]    $     [*]    $     [*]

         For each day the Start-up is extended past Dec. 1, 2007, Owner shall pay Operator in the amount of $ [*] per day until Start-up occurs to cover the cost of Operator manpower and insurance.

         III.1.2 For the period Prior to Owner Acceptance and following Start-up until Owner Acceptance, Owner shall pay Operator in the amount of $ [*]
         per day to cover the cost of Operator manpower, maintenance, supplies, boiler chemicals. and insurance plus $ [*] ($ [*] + [*]%) for each gallon of denatured ethanol produced.

III.2 Compensation after Owner Acceptance
Owner shall pay to Operator for Operator's performance of the Operations &
Maintenance services from and after the date of Owner Acceptance as follows:

         III.2.1  Fixed monthly reimbursement of the following annual cost:
                  Manpower                  $   [*]
                  Maintenance Supplies      $   [*]

EXECUTION COPY

                  Manufacturing Other       $   [*]
                  Office Supplies           $   [*]
                     Boiler Chemicals       $   [*]
                  Insurance                 $   [*]
                                            ----------
                           Subtotal         $   [*]

                  Fee at Risk (annual)      $   [*]
                                            --------
                           Total Annual     $   [*]

                  Fixed Monthly Payment     $   [*]

         III.2.2 Variable monthly reimbursement for Process chemicals at the rate of:

                 $ [*] per denatured gallon of ethanol produced

         III.2.3 The fixed monthly payment is payable in advance and is due within ten (10) business days of being invoiced. Invoice shall be no sooner than ten (10) business days before the first of the month. For the month during Owner Acceptance, that fixed monthly payment shall be prorated by the amount equal to 1/365 of the annual amount multiplied by the number of days from the date of Owner Acceptance to the last day of such month.

         III.2.4. The fixed monthly payment shall be adjusted annually on the anniversary of the month following Owner Acceptance based on the
         Consumer Price Index (CPI) for the Lincoln Nebraska area, and in the event such index shall no longer exist, a comparable index for the applicable region shall be agreed upon by the parties. The adjustment shall be calculated by taking the ratio of the CPI index at the point two months prior to the anniversary date to the two months prior to
         Owner Acceptance date and multiplying that ratio by the fixed monthly payment in III.2.1.

         III.2.5. The variable monthly reimbursement defined in paragraph
         III.2.2 will be invoiced on or before the 5th day of the following month based on the actual gallons of denatured ethanol produced for the month. The variable monthly invoice will be due on or before ten (10)
         business days after the invoice date.

         III.2.6. Any late payments, including any payments wrongfully withheld, not paid within ten (10) business days following a past due notice, shall bear interest daily from the date payment is due at a rate of
         .0333% per day.

EXECUTION COPY

Exhibit IV
Incentives

*THE PORTIONS OF THIS EXHIBIT IV MARKED WITH AN ASTERISK HAVE BEEN OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION.

Owner and Operator have agreed that it is mutually beneficial to have a bonus system to provide incentives for Operator to improve the performance and therefore the profitability of the Plant. Operator has agreed to [*]. Following is the method in which the incentive program is to be calculated:

IV.1. Operator guarantees that Operator will be able to maintain [*] % of the
Delta-T Performance Guarantee after Delta-T has proven the Performance Guarantee as provided in the test defined in Exhibits C and D of the EPC identified in
Exhibit II herein. Operator guarantee will be based on using the Delta-T guarantees for Ethanol Production and Utility Consumption listed in Sections
1.2.1 and 1.2.2 in Exhibit D of the EPC to calculate the Original Base Profit as shown below. The Reference Profit will be based on actual data for the first six
(6) months following Owner's Acceptance and the unit prices listed below. Up to
[*] amount will be paid back to Owner by Operator for [*] the Reference Profit is less than the Original Base Profit at the end of the first six (6) months of operation after Owner Acceptance. The dollar amount will be calculated based on the [*] unit prices as listed and the reference units below for 44,000,000 gallons per year of anhydrous ethanol:

     • Grain $ [*] bu. @ [*] bushels of corn (Yield [*] gal/bu.)
     • Ethanol $ [*] /gallon net back @ [*] gallons
     • DDGS $ [*] /ton ([*] % com.)@ [*] tons
     • DWGS $ [*] /ton ([*] % com.)@ [*] tons
     • Denaturant $ [*] /gallon @ [*] gallons o Fuel $ [*] /mmbtu @ [*] MMBTU of natural gas o Electric(1) $ [*] /kwh @ [*] kwh
     •

Using the following equations:
Original Base Profit=  [*]

Reference Profit=  [*]

IV.2 After Owner Acceptance, Operator will strive to improve the performance of the Plant and will measure the performance after the first six months of operation after the Owner Acceptance. In addition to any bonus Owner may owe to
Delta-T as provided in paragraph 4 of Exhibit D of the EPC referenced in Exhibit
II herein, Operator will be paid by the Owner a bonus of [*] % of the positive value of the Reference Profit for that six (6) month period minus [*] of the
Original Base Profit representing the added value of achieved performance

--------
a Electric usage items for this calculation are based on June 25, 2007 Proforma.
b

EXECUTION COPY

in the first six months of operation after Owner Acceptance. The Reference
Profit will be based on actual data for the six (6) months following Owner's
Acceptance and the unit prices listed above. The Reference Profit for this six
(6) month shall be called New Base Profit([*]).

IV.3 At the first annual anniversary of Owner Acceptance, a New Reference Profit
(1) shall be calculated based on the last six (6) months of operations using actual data and the original unit prices listed in IV.1 above. For each dollar of improved performance over this six (6) month period, Operator shall receive a bonus from the Owner based on a positive value coming from the following equation:

    First Anniversary Bonus = [[*]  * (New Reference Profit(for last six months)
    - New Base Profit ([*])] .

This bonus is paid if positive and is based on the second six months of operation after Owner Acceptance. The New Reference Profit shall be multiplied by two (2) and shall become the New Base Profit (1) for subsequent calculations for the 2nd year. For raising the benchmark to the New Base Profit (1) for the upcoming year, Operator shall receive an increase [*] of the sum of the bonus paid pursuant to this paragraph IV.3.

In the event the First Anniversary Bonus calculation is negative, for each dollar the corresponding New Reference Profit calculation is below the New Base
Profit([*]), the Operator shall pay to Owner (out of [*] for the last six months) [*] % of the calculated difference. In the event the reduced performance has fallen below the Original Base Profit, then Operator shall pay up to [*] for each dollar the New Reference Profit is less then the Original Base Profit. The
New Base Profit ([*]) shall be multiplied by [*] and shall become the New Base
Profit (1) and the Fee at Risk shall remain the same.

IV.4. (a) At the second anniversary of Owner Acceptance, a New Reference
Profit(2) is calculated based on the values of reference units in the Reference
Profit equation of paragraph IV.1 above using the most recent twelve (12) months of operational data. In the event the New Reference Profit (2) is below the New
Base Profit (1), from paragraph IV.3 above, for each dollar the corresponding
New Reference Profit (2) calculation is below the New Base Profit (1) Operator shall pay to Owner (out of [*])[*] % of the calculated difference. In the event the reduced performance has fallen below the New Base Profit ([*]), then
Operator shall pay up to [*] for each dollar the New Reference Profit (2) is less than the New Base Profit ([*]). In this event, the New Base Profit(1) shall become the New Base Profit(2) and the Fee at Risk remains the same for the next year.

         (b) In the event the New Reference Profit (2) is above the New Base
Profit (1) from paragraph IV.3 above, a bonus from the Owner to the Operator shall be paid base on the following equation:

         Second Anniversary Bonus = [[*]  * (New Reference Profit (2)
         - New Base Profit ([*]))]

EXECUTION COPY

The New Reference Profit (2) shall become the New Base Profit (2) for subsequent calculations for the 3rd year. For raising the benchmark to the New Base Profit
(2) for the upcoming year, Operator shall receive an increase in [*] of [*] % of the sum of the bonus paid pursuant to this paragraph IV.4.b.

IV.5 (a) At the third anniversary of Owner Acceptance, a New Reference Profit
(3) is calculated based on the values of reference units in the Reference Profit equation of paragraph IV.1 above using the most recent twelve (12) months of operational data. In the event the New Reference Profit (3) is below the New
Base Profit (2), from paragraph IV.4 above, for each dollar the corresponding
New Reference Profit (3) calculation is below the New Base Profit (2) Operator shall pay to Owner (out of [*])[*] % of the calculated difference. In the event the reduced performance has fallen below the New Base Profit ([*]), then
Operator shall pay up to [*] for each dollar the New Reference Profit (3) is less than the New Base Profit ([*]). In this event, the New Base Profit (2)
shall become the New Base Profit (3) and the [*] remains the same for the next year.

         (b) In the event the New Reference Profit(3) is above the New Base
Profit (2) from paragraph IV.4 above, a bonus from the Owner to the Operator shall be paid base on the following equation:

         Third Anniversary Bonus = [[*]  * (New Reference Profit (3)
         - New Base Profit (2))]

The New Reference Profit (3) shall become the New Base Profit (3) for subsequent calculations for the 4th year. For raising the benchmark to the New Base Profit
(3) for the upcoming year, Operator shall receive an increase in [*] % of the sum of the bonus paid pursuant to this paragraph IV.5.b.

IV.6 (a) At the fourth anniversary of Owner Acceptance, a New Reference Profit
(4) is calculated based on the values of reference units in the Reference Profit equation of paragraph IV.1 above using the most recent twelve (12) months of operational data. In the event the New Reference Profit (4) is below the New
Base Profit (3), from paragraph IV.5 above, for each dollar the corresponding
New Reference Profit (4) calculation is below the New Base Profit (3) then
Operator shall pay to Owner (out of the [*])[*] % of the calculated difference.
In the event the reduced performance has fallen below the New Base Profit (2), then Operator shall pay up to [*] for each dollar the New Reference Profit (4)
is less than the New Base Profit (2). In this event, the New Base Profit (3)
shall become the New Base Profit (4) and the Fee at Risk remains the same for the next year.

         (b) In the event the New Reference Profit (4) is above the New Base
Profit (3) from paragraph IV.5 above, a bonus from the Owner to the Operator shall be paid base on the following equation:

         Fourth Anniversary Bonus = [[*]  * (New Reference Profit (4)
         - New Base Profit (3))]

EXECUTION COPY

The New Reference Profit (4) shall become the New Base Profit (4) for subsequent calculations for the 5th year. For raising the benchmark to the New Base Profit
(4) for the upcoming year, Operator shall receive an increase in [*] % of the sum of the bonus paid pursuant to this paragraph IV.6.b.

IV.7 (a) At the fifth anniversary of Owner Acceptance, a New Reference Profit
(5) is calculated based on the values of reference units in the Reference Profit equation of paragraph IV.1 above using the most recent twelve (12) months of operational data. In the event the New Reference Profit (5) is below the New
Base Profit (4), from paragraph IV.6 above, for each dollar the corresponding
New Reference Profit (5) calculation is below the New Base Profit (4) then
Operator shall pay to Owner (out of the [*])[*] % of the calculated difference.
In the event the reduced performance has fallen below the New Base Profit (3), then Operator shall pay up [*] for each dollar the New Reference Profit (5) is less than the New Base Profit (3).

         (b) In the event the New Reference Profit (5) is above the New Base
Profit (4) from paragraph IV.6 above, a bonus from the Owner to the Operator shall be paid base on the following equation:

         Fifth Anniversary Bonus = [[*]  * (New Reference Profit (5)
         - New Base Profit (4))]

IV.8 All bonus and penalty payments identified in the above paragraphs, IV.1 to
IV.7, are subject to Owner providing comparable quality corn to that used in the calculation of the Original Base Profit.

IV.9 Notwithstanding the provisions provided herein, in the event Owner does not generate net income, as computed in accordance with GAAP, in any fiscal year, regardless of the formulas set forth herein, Operator shall not be paid any bonus deemed earned by such formulas. Such bonuses shall be accrued and shall be due and payable within 30 days following the quarter end in which Owner's net income, as computed in accordance with GAAP, on a quarterly basis reaches the accrued bonus amount. The intent is that the Owner will pay Operator all bonuses due when cash flow is available and upon consent of Owner's Lender.

EXECUTION COPY

Exhibit V
Termination

V.1 In the event of termination, Owner shall pay to Operator, under the terms of paragraph 1.5 of this Agreement, all payment amounts due to the final day of service plus any bonus amounts per Exhibit IV, calculated on a prorated basis.

V.2 Operator shall have the right to remove all hand tools provided by Operator during the course of this Agreement upon termination.

V.3 All payment obligations by Owner per this Agreement shall survive the term of this Agreement.

EXECUTION COPY

Exhibit VI
O&M Items Provided by Owner

Owner shall provide the following list of items required to perform maintenance for the Plant. Quantities and websites are provided in the list for clarity of description.

            Item                           Quantity

Portable Generator/Welder                      1             Gen/Welder
                                                             ----------
110/220 Tig/Stick Welder                       1             Tig
                                                             ---
Hand-held programmer/transmitter               1             (Delta T supplied?)
Plasma Cutter                                  1             Plasma Cutter
                                                             -------------
Cutting Torch                                  1             Cutting Torch
                                                             -------------
Cutting Torch (plumbers kit)                   1             Port. Torch
                                                             -----------
Gantry                                         1             Gantry
                                                             ------
Lift truck(fork lift)(new)                     1             Various
Motorized facility carts                       1             Mule
                                                             ----
Man lift(type/style TBD)                       1             Boom Lift
                                                             ---------
Bearing Press                                  1             Bearing Press
                                                             -------------
Shaft Alignment Laser                          1             Alignment Laser
                                                             ---------------
Portable Combustion Analyzer                   1             Analyzer
                                                             --------
Infrared Scanner                               1             IR Scanner
                                                             ----------
Hydraulic Wrench (for Plate & Frame)           1             ENERPAC
                                                             -------
Bench Vise                                     1             Bench Vise
                                                             ----------
Cut-off Saw                                    1             Cut-off Saw
                                                             -----------
Drill Press                                    1             Drill Press
                                                             -----------
Bench Grinder                                  1             B. Grinder
                                                             ----------
Table Band Saw                                 1             Band Saw
                                                             --------
Bearing heater                                 1             Heater
                                                             ------
Refrigerant vacuum pump (for chillers)         1             Vac Pump
                                                             --------
Spare parts shelving                           1             Misc. Shelving
                                                             --------------
Employee lockers                               4             Lockers 6 ea.
                                                             -------------
Tools & equipment cage                         1             Cage
                                                             ----
Portable hydroblaster                          2

EXECUTION COPY

Exhibit VII
Operator Hand Tools

Owner shall provide the following list of Hand Tools for Owner's employees use and other small hand tools not listed as required to provide for the maintenance of the Plant. Owner has the right to deviate from this list, but shall have the responsibility for providing the needed hand tools to perform the work.

Bearing/Gear Puller Set
Socket Set 1" drive
Socket Set 1/4",1/2",3/4" .in drive
Impact Wrench
Impact Socket set (Std.)
Impact Socket set (Mtr.)
Screwdriver set
Combo Wrench Set (up to 1 1/8th in)
Combo Wrench Set (1 1/4 and above)
Combo Wrench Set (up to 2 1/2")
Small Pipe Wrench's
36" Pipe Wrench
48" Pipe Wrench
Crecent Wrench's (sm)
Crecent Wrench's (lg)
Torque Wrench
Torque Wrench's
Pliers
Snap Ring Pliers
O-Ring Pick Set
Circular Saw
Hammer
Drill
Reciprocating Saw
Cordless Drill
Drill Bit Set
Drill Press Bit Set
Hand Grinder
Dead blow hammer
Soft-faced hammer
Ball Pein 8 oz.
Ball Pein 16 oz.
Small Sledge Hammer
Pilot Punches
Gasket Punches
Roll Pin Punch Set
Files (Needle) Set
Files (Hand) Set
Tap and Die Set
Ladder (Extension)
Ladder (Step 6 ft.)

EXECUTION COPY

Ladder (Step10 ft.)
Step stool
Crow Bar
Aligning Pry Bar 18 in.
Aligning Pry Bar 30 in.
Voltmeter
IR Thermometer
Flashlights (Misc.)
Worklights
Stand lights
Pipe Stands (misc)
Welding Helmet
Cutting Goggles
Welding Gloves
Welding Jacket
Tool Box
Job Box
Chain Hoist 20'
Chain Hoist 8'
Come Along
Hand Pipe Threader and dies up to 2"
Phase-Squence Indicator
Refrigerant Charging and test
gages+B50
Noncontact High -voltage detector
Various types of web slings
Welding screens
Welding blankets
Strap Wrenches Set
Protable electric utilitiy pump